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                                                          EXHIBIT 99.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
             PURSUANT TO 18 U.S.C. SECTION 1350,
                    AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-QSB/A of MediaBus Networks, Inc. (the "Company") for the quarter ended September 30, 2002 (the "Report"), the undersigned hereby certifies in his capacity as Chief Executive Officer of the Company, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

        1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

        2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: February 10, 2003                 By: /S/ KENNETH O. LIPSCOMB
                                            Kenneth O. Lipscomb
                                            Chief Executive Officer